UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 3, 2009

WILLIAM LYON HOMES

(Exact name of registrant as specified in its charter)

Delaware	001-31625	33-0864902
(State or other jurisdiction of incorporation or organization	(Commission file number)	(I.R.S. Employer Identification No.)

4490 Von Karman Avenue Newport Beach, California	92660 (Zip Code)
(Address of principal executive offices)

(949) 833-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01    Entry into a Material Definitive Agreement.

On September 3, 2009, Presley CMR, Inc., a California corporation (“Presley CMR”) and wholly owned subsidiary of William Lyon Homes, Inc., a California corporation and wholly owned subsidiary of William Lyon Homes, a Delaware corporation (“WLH”), entered into an Aircraft Purchase and Sale Agreement (“PSA”) with Martin Aviation, Inc., a California corporation (“Martin”) and affiliate of General William Lyon. Pursuant to the PSA, which is attached hereto as Exhibit 10.1 and incorporated herein by this reference, Presley CMR agreed to sell, transfer and deliver to Martin, and Martin agreed to purchase, one used Gulfstream IV aircraft together with all parts, items of equipment, instruments, components and accessories installed therein or thereon (the “Aircraft”). The agreement provides for an aggregate purchase price for the Aircraft of $8,250,000 (which value was the appraised fair market value of the Aircraft), which consists of: (i) cash in the amount of $2,062,500 to be paid at closing and (ii) the assumption by Martin of $6,187,500 in principal amount of existing indebtedness of Presley CMR to WLH, evidenced by delivery of a promissory note from Martin at closing in that principal amount (the “Note”). The Note (which is attached hereto as Exhibit 10.2) will bear interest at a fixed rate equal to the 12-month LIBOR announced on the closing date by the Wall Street Journal plus three percent (3%) (with interest-only payments made semi-annually) and will mature seven (7) years from the closing date.

The closing of this sale occurred on September 9, 2009.

In connection with the sale of the Aircraft, Presley CMR and Martin also entered into an Aircraft Mortgage and Security Agreement (“MSA”), which is attached hereto as Exhibit 10.3 and incorporated herein by this reference, pursuant to which William Lyon Homes, Inc. will receive a security interest in the Aircraft to secure the payment of amounts due under the aforementioned promissory note. Pursuant to the MSA, Martin agreed to always maintain the mortgage as a first priority security interest and lien upon the Aircraft and Presley CMR, as the secured party, obtained certain rights against the mortgaged property in the event of default by Martin.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Aircraft Purchase and Sale Agreement, dated as of September 3, 2009, by and between Presley CMR, Inc., and Martin Aviation, Inc.

10.2	Secured Promissory Note, dated September 9, 2009, from Martin Aviation, Inc.

10.3	Aircraft Mortgage and Security Agreement, dated September 9, 2009, by and between Martin Aviation, Inc. and William Lyon Homes, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2009

WILLIAM LYON HOMES

By:	/S/ COLIN T. SEVERN
Name: Its:	Colin T. Severn Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Aircraft Purchase and Sale Agreement, dated as of September 3, 2009, by and between Presley CMR, Inc., and Martin Aviation, Inc.

10.2	Secured Promissory Note, dated September 9, 2009, from Martin Aviation, Inc.

10.3	Aircraft Mortgage and Security Agreement, dated September 9, 2009, by and between Martin Aviation, Inc. and William Lyon Homes, Inc.